Exhibit 10.3

SUBSCRIPTION AGREEMENT

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

This Subscription Agreement (this “Agreement”) has been executed by Clayton Adams (the “Subscriber”) in connection with the purchase of a pre-funded warrant (the “Warrant”), in the form attached as Exhibit A hereto, to purchase 333,333 shares (as subject to adjustment hereunder, the “Warrant Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Signing Day Sports, Inc., a Delaware corporation (the “Company”), with an exercise price of $0.01 per share, for an aggregate investment of One Hundred Thousand Dollars ($100,000) (the “Subscription Amount”).

The Warrant Shares being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Warrant is being made exclusively to the Subscriber, who is an “accredited investor,” as defined in Regulation D under the Securities Act, known to the Company.

1. Subscription. The Subscriber hereby subscribes to purchase the Warrant, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein. The Company hereby accepts the Subscriber’s subscription.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as follows:

(a) Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite power and authority to carry on its business as currently conducted, other than such failures that would not reasonably be expected to have a material adverse effect on the Company’s business, properties or financial condition (a “Material Adverse Effect”).

(b) Authorization. All action on the part of the Company, its board of directors, officers and existing stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken, and this Agreement, assuming due execution by the Subscriber, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(c) Capitalization. The Company is authorized to issue One Hundred Fifty Million (150,000,000) shares of Common Stock and Fifteen Million (15,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the date hereof but immediately prior to the issuance of the Warrant, (i) a total of Sixteen Million Ninety-Seven Thousand Eighty-Six (16,097,086) shares of Common Stock are issued and outstanding and (ii) no shares of Preferred Stock are outstanding. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in connection with the sale of the Warrant to the Subscriber. Except as otherwise disclosed in the Company’s filings with the Securities and Exchange Commission (the “Commission”) or exhibits thereto (the “SEC Filings”), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Warrant to the Subscriber will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscriber) and will not result in a right of any securityholder in Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as otherwise disclosed in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

(d) Valid Issuance of the Warrant. The Warrant, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed therein, shall be duly and validly issued.

(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Warrant to the Subscriber, except for the following: (i) the filing of such notices as may be required under the Securities Act and (ii) the compliance with any applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

(f) Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would reasonably be expected to have a Material Adverse Effect. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a Material Adverse Effect.

(g) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold the Warrant by any form of general solicitation or general advertising (within the meaning of Regulation D).

3. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

(a) The Subscriber has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Warrant and the tax consequences of the investment, and has the ability to bear the economic risks of the investment.

(b) The Subscriber is acquiring the Warrant for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof, except for a resale or distribution that complies with the Securities Act and all other applicable state securities laws. The Subscriber understands and acknowledges that the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws, and the Warrant is being sold hereby by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Warrant or the Warrant Shares. The Subscriber understands and acknowledges that the sale of the Warrant to the Subscriber pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

(c) The Subscriber understands that no public market now exists, and there may never be a public market for the Warrant.

(d) The Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control.

(e) As of the date hereof, all action on the part of the Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of the Subscriber, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(f) The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Commission under the Securities Act. The Subscriber represents and warrants that the information set forth in the accredited investor questionnaire set forth in Exhibit B completed by the Subscriber is true and correct. The Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice. The Subscriber has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company. The Subscriber agrees to provide any additional documentation the Company may reasonably request, or as may be required by the securities administrators or regulators of any state or federal authority, to confirm that the Subscriber meets any applicable minimum financial suitability standards. The Subscriber understands and agrees that the Subscriber may be asked or required to provide documentation (“Documentation”) to verify the Subscriber’s accredited investor status. Notwithstanding anything else contained herein or in other materials provided to the Subscriber, this Documentation may be retained and reviewed by the Company and copies of the Documentation may be provided to affiliates of the Company. The Subscriber understands that the Company may not accept Subscriber’s subscription if Subscriber is not able to provide Documentation acceptable to Company, or for any other reason.

(g) The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

(h) The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Warrant and could afford complete loss of such investment.

(i) The Subscriber is not subscribing for the Warrant as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

(j) All of the information that the Subscriber has heretofore furnished or which is set forth herein is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

4. Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

(a) The Warrant and the Warrant Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof.

(b) The Subscriber understands that the certificates representing the Warrant Shares, until such time as they have been registered for resale under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

(c) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. No governmental agency has passed upon the Warrant or made any finding or determination as to the wisdom of any investments therein.

5. Registration Rights. The Company hereby grants the following registration rights to the Subscriber.

(a) Registration Statement. The Company shall file with the Commission as soon as practicable and in any event not later than fifteen (15) days after the date of the Company’s receipt of the Subscription Amount a “shelf” registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Warrant Shares and shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable and in any event not later than thirty (30) days after the date that the Registration Statement was initially filed.

(b) Registration Procedures. In connection with the Registration Statement, the Company will:

i.	prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Subscriber until such time as all of the Warrant Shares owned by such Subscriber may be resold without restriction under the Securities Act; and

ii.	immediately notify the Subscriber when the prospectus included in the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Company notifies the Subscriber to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Subscriber shall suspend use of such prospectus. In such event, the Company will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(c)  Provision of Documents etc. In connection with the Registration Statement, the Subscriber will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Subscriber, upon two (2) business days’ notice, to furnish to the Company a certified statement as to, among other things, the number of Warrant Shares and the number of other shares of Common Stock beneficially owned by the Subscriber and the person that has voting and dispositive control over such shares. The Subscriber covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Warrant Shares pursuant to the Registration Statement.

(d) Expenses. All expenses incurred by the Company in complying with this section, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Warrant Shares, including any fees and disbursements of any counsel to the Subscriber, are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the Subscriber.

(e) Indemnification and Contribution.

i.	The Company will, to the extent permitted by law, indemnify and hold harmless the Subscriber, each officer of such Subscriber, each director of such Subscriber, and each other person, if any, who controls such Subscriber within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Subscriber or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse such Subscriber and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to a Subscriber to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Subscriber or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

ii.	The Subscriber will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, each officer of the Company who signs the Registration Statement and each director of the Company against all Claims to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Subscriber will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

iii.	Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

iv.	In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Subscriber, or any controlling person of the Subscriber, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is not provided under this section, then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Delivery of Unlegended Shares.

i.	Within three (3) business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Warrant Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) and (ii) in the case of sales under Rule 144, customary representation letters of the Subscriber and Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (A) shall deliver the Warrant Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Shares, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Subscriber.

ii.	In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Subscriber’s broker (the so-called DTC participant).

iii.	The Subscriber agrees that the removal of the restrictive legend from certificates representing the Warrant Shares as set forth in this section is predicated upon the Company’s reliance that the Subscriber will sell any Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

6. Use of Proceeds. The use of proceeds from this transaction may be used for working capital and general corporate needs purposes.

7. Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

8. Notices.

(a) Form of Notice. All notices, requests, claims, demands and other communications between the parties shall be in writing and given (a) if to the Company, at the address set forth above, or (b) if to the Subscriber, at the address set forth on the signature page for such Subscriber (or, in either case, to such other address as the party shall have furnished to the other in writing in accordance with the provisions of this Section 8).

(b) Method of Notice. All notices shall be given (i) by delivery in person (ii) by a nationally recognized next day courier service, (iii) by first class, registered or certified mail, postage prepaid, (iv) by facsimile or (v) by electronic mail to the address of the party specified in this Agreement or such other address as either party may specify in writing.

(c) Receipt of Notice. All notices shall be effective upon (i) receipt by the party to which notice is given, or (ii) on the fifth (5th) day following mailing, whichever occurs first.

9. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber and the transfer or assignment of the Warrant shall be made only in accordance with the Articles of Incorporation and Bylaws of the Company and all applicable laws.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles thereof relating to the conflict of laws.

11. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Subscriber and the Company with respect to the sale of the Warrant to the Subscriber and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Warrant to the Subscriber.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(g) The Subscriber hereby agrees to furnish the Company such other information as the Company may request with respect to its subscription hereunder.

[Signature pages follow]

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement, as of July 23, 2024.

Subscription Amount $ 100,000

SUBSCRIBER (individual)	Signing Day Sports, Inc.

/s/ Clayton Adams	By:	/s/ Daniel D. Nelson
Signature	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer
Clayton Adams
Print Name

Address of Principal Residence:

[Redacted]
[Redacted]

Social Security Number(s):
[Redacted]

Telephone Number:
[Redacted]

E-mail Address:
[Redacted]

EXHIBIT A

Form of Warrant

(See attached)

EXHIBIT B

Accredited Investor Questionnaire

(See attached)

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